UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 Cray Court, San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 21, 2023, Mirati Therapeutics, Inc. (the “Company”) issued a press release announcing that the Committee for Medicinal Products for Human Use of the European Medicines Agency has adopted a negative opinion on the application for conditional marketing authorisation for KRAZATI® (adagrasib), for the treatment of KRAS G12C-mutated advanced non-small cell lung cancer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in the press release attached hereto as Exhibit 99.1, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Exhibit 99.1 shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2023	Mirati Therapeutics, Inc.

	By:	/s/ John B. Moriarty, Jr.
John B. Moriarty, Jr.
Chief Legal Officer & Corporate Secretary